Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2019 Results
Net Income per Diluted Share up 9.9 percent in 2019

Erie, Pa. - February 27, 2020 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2019. Net income was $316.8 million, or $6.06 per diluted share, in 2019, compared to $288.2 million, or $5.51 per diluted share, in 2018. Net income was $59.6 million, or $1.14 per diluted share, in the fourth quarter of 2019, compared to $62.3 million, or $1.19 per diluted share, in the fourth quarter of 2018.

4Q and Full Year 2019
(dollars in thousands)	4Q'19	4Q'18	2019	2018
Operating income	$68,700	$74,758	$357,339	$344,343
Investment income	6,914	4,995	39,967	25,796
Interest expense and other (income), net	(36)	(2,889)	601	(1,181)
Income before income taxes	75,650	82,642	396,705	371,320
Income tax expense	16,063	20,328	79,884	83,096
Net income	$59,587	$62,314	$316,821	$288,224

2019 Full Year Highlights

Operating income before taxes increased $13.0 million, or 3.8 percent, in 2019 compared to 2018.

•	Management fee revenue - policy issuance and renewal services increased $90.9 million, or 5.3 percent, in 2019 compared to 2018.

•	Management fee revenue allocated to administrative services increased $3.6 million, or 6.7 percent, in 2019 compared to 2018.

•	Cost of operations - policy issuance and renewal services

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Commissions increased $40.9 million in 2019 compared to 2018 as a result of the 5.2 percent increase in direct and affiliated assumed premiums written by the Exchange, somewhat offset by lower agent incentive costs related to less profitable growth.

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Non-commission expense increased $39.5 million in 2019 compared to 2018. Underwriting and policy processing costs increased $5.7 million primarily due to increased underwriting report costs and other policy acquisition costs. Information technology costs increased $23.1 million primarily due to increased professional fees and hardware and software costs. Sales and advertising costs decreased $3.2 million due to decreased personnel costs. Customer service costs increased $2.9 million primarily due to increased credit card processing fees and personnel costs. Administrative and other expenses increased $11.1 million primarily driven by an increase in long-term incentive plan costs due to a higher company stock price in 2019 compared to 2018 and several multi-year commitments made to support community development initiatives. Personnel costs in all expense categories were impacted by increased medical expenses, somewhat offset by lower estimated costs for incentive plans related to sales and underwriting performance in 2019 compared to targets.

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The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $582.0 million in 2019 and $580.3 million in 2018, but had no net impact on operating income.

Income from investments before taxes totaled $40.0 million in 2019 compared to $25.8 million in 2018. Net realized gains on investments were $6.1 million in 2019 compared to net realized losses of $2.0 million in 2018. Net investment income was $33.4 million in 2019 compared to $30.2 million in 2018.

4Q 2019 Highlights

Operating income before taxes decreased $6.1 million, or 8.1 percent, in the fourth quarter of 2019 compared to the fourth quarter of 2018.

•	Management fee revenue - policy issuance and renewal services increased $16.9 million, or 4.1 percent, in the fourth quarter of 2019 compared to the fourth quarter of 2018.

•	Management fee revenue allocated to administrative services increased $0.9 million, or 6.5 percent in the fourth quarter of 2019 compared to the fourth quarter of 2018.

•	Cost of operations - policy issuance and renewal services

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Commissions increased $10.1 million in the fourth quarter of 2019 compared to the fourth quarter of 2018 as a result of the 4.1 percent increase in direct and affiliated assumed premiums written by the Exchange.

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Non-commission expense increased $13.2 million in the fourth quarter of 2019 compared to the fourth quarter of 2018. Underwriting and policy processing costs increased $1.8 million primarily due to increased underwriting report costs and other policy acquisition costs. Information technology costs increased $6.0 million primarily due to increased professional fees and hardware and software costs. Administrative and other expenses increased $5.0 million primarily due to increased personnel costs and several multi-year commitments made to support community development initiatives.

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The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $150.7 million and $147.7 million in the fourth quarter of 2019 and 2018, respectively, but had no net impact on operating income.

Income from investments before taxes totaled $6.9 million in the fourth quarter of 2019 compared to $5.0 million in the fourth quarter of 2018. Net realized gains on investments were $0.6 million in the fourth quarter of 2019 compared net realized losses of $1.5 million in the fourth quarter of 2018. Net investment income was $8.2 million in the fourth quarter of 2019 compared to $8.6 million in the fourth quarter of 2018.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on February 28, 2020.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 9th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written.  The Group, rated A+ (Superior) by A.M. Best Company, has nearly 6 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange's ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange's investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;

•	ability to attract and retain talented management and employees;

•	ability to ensure system availability and effectively manage technology initiatives;

•	difficulties with technology or data security breaches, including cyber attacks;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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